                                                                    EXHIBIT 99.1

CONTACTS: Kevin S. Royal
          Vice President and Chief Financial Officer
          Novellus Systems, Inc.
          Phone: (408) 943-9700

          Matthew Grech
          Vice President, Investment and Investor Relations
          Novellus Systems, Inc.
          Phone: (408) 943-9700

FOR IMMEDIATE RELEASE


          NOVELLUS SYSTEMS REPORTS FOURTH QUARTER AND YEAR-END RESULTS

SAN JOSE, Calif., January 27, 2004 -- Novellus Systems, Inc. (Nasdaq: NVLS) today reported net sales and results of operations for its fourth quarter and year ended December 31, 2004. Net sales for the fourth quarter were $340.3 million, down 18.2 percent from $415.9 million in the third quarter 2004 and up
50.2 percent from net sales of $226.5 million for the fourth quarter 2003. Net income for the quarter was $37.5 million or $0.27 per diluted share, down $27.1 million or 42.0 percent from the third quarter 2004 net income of $64.7 million or $0.45 per diluted share. Net income for the fourth quarter increased by 259.1 percent from the fourth quarter net income of $10.5 million or $0.07 per diluted share in the prior year.

The fourth quarter results include restructuring and other charges of $2.4 million. Without these charges, net income would have been $39.2 million, or $0.28 per diluted share. The third quarter 2004 results included a cash receipt of $8.0 million, and the reversal of $8.1 million in previously accrued royalty payments, as a result of the settlement of litigation with Applied Materials, Inc. The third quarter 2004 results also included a pre-tax charge of $2.9 million related to the settlement of litigation with Semitool, Inc. and the reversal of a previously recorded restructuring accrual of $0.9 million. Without these net benefits, third quarter 2004 net income would have been $54.7 million, or $0.38 per diluted share. The fourth quarter 2003 results do not include any unusual charges or benefits.

Net sales for the fiscal year 2004 were $1.4 billion, up 46.7 percent from $925.1 million in fiscal year 2003. Net income for the year was $156.7 million, or $1.06 per diluted share, compared with the fiscal year 2003 net loss of $67.8 million, or $0.45 per diluted share.

The fiscal year 2004 results include net restructuring and other charges of $1.5 million, acquired in-process research and development write-offs of $6.1 million, net recovery from legal settlements of $2.6 million and the reversal of previously accrued royalty payments of $8.1 million. Without these charges and benefits, net income for fiscal year 2004 would have been $156.3 million, or $1.06 per diluted share. In comparison, the fiscal year 2003 net loss of $67.8 million includes restructuring and other charges of $62.5 million and a non-cash charge of $62.8 million, net of tax, recorded as a cumulative effect of a change in accounting principle to consolidate properties previously accounted for as synthetic leases. Without these charges, net income for fiscal year 2003 would have been $35.9 million, or $0.23 per diluted share.

Shipments of $335.1 million in the fourth quarter represent a decrease of $47.2 million or 12.3 percent from $382.2 million reported in the third quarter 2004. Deferred revenue at the end of the quarter was $140.8 million, a decrease of $6.6 million or 4.5 percent from $147.4 million at the end of the third quarter 2004.

The financial measures, which present net income excluding unusual charges and benefits and revenue on a shipments basis, are not in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that these non-GAAP financial measures provide further insight into the results of ongoing operations and enhance the comparability of those results to results in prior periods because they assist shareholder understanding of the effects of unusual charges and benefits on the quarter's and the year's results and allow comparability to revenue recognition on a shipments basis.

Cash, cash equivalents, restricted cash and short-term investments as of December 31, 2004 were $759.7 million, an increase of $71.7 million or 10.4 percent from the third quarter 2004 ending balance of $688.0 million.

"Fourth quarter bookings came in slightly better than the $325 - $330 million that we communicated in our last mid-quarter update. Still, we continue to contend with a choppy bookings environment, a trend that began back in September. While we believe the worst is behind us, many of our customers are dealing with declining utilization rates," said Richard S. Hill, chairman and chief executive officer of Novellus Systems, Inc. "This near term uncertainty, however, should not cloud the progress we've made on our product portfolio. Specifically, we are pleased with our improved position within the PVD product category."

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

The statements regarding the Company's (i) belief that the worst is behind it with regard to bookings, (ii) progress on its product portfolio, and (iii) satisfaction with its improved position within the PVD product category, as well as other matters discussed in this news release that are not purely historical data, are forward-looking statements. The forward-looking statements involve risks and uncertainties, including, but not limited to, inaccurate assessment of future demand for the Company's products, unanticipated technical difficulties with new products, competitor introduction of superior PVD products that take market share from the Company's products, and other risks indicated in our filings with the Securities and Exchange Commission (SEC). Actual results could differ materially. We assume no obligation to update this information. For more details, please refer to our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2003, our Quarterly Reports on Form 10-Q for the quarters ended March 27, 2004, June 26, 2004 and September 25, 2004, and our Current Reports on Form 8-K filed July 12, 2004, September 10, 2004, September 24, 2004, December 2, 2004 and December 15, 2004.

ABOUT NOVELLUS:

Novellus Systems, Inc., an S&P 500 company, manufactures, markets and services advanced deposition, surface preparation and chemical mechanical planarization equipment for today's advanced integrated circuits. Our products are designed for high-volume production of advanced, leading-edge semiconductor devices at the lowest possible cost. Headquartered in San Jose, Calif., with subsidiaries throughout the United States, as well as in the United Kingdom, France, Germany, the Netherlands, Ireland, Italy, Israel, India, China, Japan, Korea, Malaysia, Singapore and Taiwan, we are a publicly traded company on the Nasdaq stock exchange (Nasdaq: NVLS) and a component of the Nasdaq-100 Index(R). Additional information about Novellus is available on our home page at WWW.NOVELLUS.COM.

                             NOVELLUS SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                          THREE MONTHS ENDED                      YEAR ENDED
                                                                ---------------------------------------  ---------------------------
                                                                DECEMBER 31  SEPTEMBER 25  DECEMBER 31   DECEMBER 31    DECEMBER 31
(In thousands, except per share amounts)                           2004          2004         2003          2004           2003
(Unaudited)                                                     -----------  ------------  -----------   ----------     -----------
Net sales                                                        $340,272     $415,935      $226,511      $1,357,288     $ 925,070
Cost of sales                                                     170,538      214,824       120,424         692,158       545,070
                                                                 --------     --------      --------      ----------     ---------
        Gross profit                                              169,734      201,111       106,087         665,130       380,000
        %                                                            49.9%        48.4%         46.8%           49.0%         41.1%

Operating expenses:
        Selling, general and administrative                        55,439       49,585        38,422         194,652       165,618
        Research and development                                   61,453       68,202        54,064         252,083       227,439
        Restructuring and other charges (benefits)                  2,407         (923)         --             1,484        15,838
        Acquired in-process research and development                 --           --            --             6,124          --
        Legal settlement                                             --          2,900          --             5,400         2,691
                                                                 --------     --------      --------      ----------     ---------
Total operating expenses                                          119,299      119,764        92,486         459,743       411,586
        %                                                            35.1%        28.8%         40.8%           33.9%         44.5%

Income (loss) from operations                                      50,435       81,347        13,601         205,387       (31,586)
        %                                                            14.8%        19.6%          6.0%           15.1%        -3.4%

Other income, net                                                   2,433        9,726         2,356          17,804        16,266
                                                                 --------     --------      --------      ----------     ---------
Income (loss) before income taxes and cumulative
     effect of a change in accounting principle                    52,868       91,073        15,957         223,191       (15,320)

Provision (benefit) for income taxes                               15,332       26,411         5,505          66,501       (10,286)
                                                                 --------     --------      --------      ----------     ---------
Income (loss) before cumulative effect of a change
     in accounting principle                                       37,536       64,662        10,452         156,690        (5,034)
Cumulative effect of a change in accounting principle,
     net of tax                                                      --           --            --              --         (62,780)
                                                                 --------     --------      --------      ----------     ---------
Net income (loss)                                                $ 37,536     $ 64,662      $ 10,452      $  156,690     $ (67,814)
                                                                 ========     ========      ========      ==========     =========
Net income (loss) per share:
     Basic
        Income (loss) before cumulative effect of a change
           in accounting principle                               $   0.27     $   0.45      $   0.07      $     1.07     $   (0.03)
        Cumulative effect of a change in accounting principle,
           net of tax                                                --           --            --              --           (0.42)
                                                                 --------     --------      --------      ----------     ---------
              Basic net income (loss) per share                  $   0.27     $   0.45      $   0.07      $     1.07     $   (0.45)
                                                                 ========     ========      ========      ==========     =========
     Diluted
        Income (loss) before cumulative effect of a change
           in accounting principle                               $   0.27     $   0.45      $   0.07      $     1.06     $   (0.03)
        Cumulative effect of a change in accounting principle,
           net of tax                                                --           --            --              --           (0.42)
                                                                 --------     --------      --------      ----------     ---------
              Diluted net income (loss) per share                $   0.27     $   0.45      $   0.07      $     1.06     $   (0.45)
                                                                 ========     ========      ========      ==========     =========
Shares used in basic per share calculation                        139,466      142,333       152,057         145,956       150,680
                                                                 ========     ========      ========      ==========     =========
Shares used in diluted per share calculation                      140,687      143,574       156,580         147,937       150,680
                                                                 ========     ========      ========      ==========     =========

                             NOVELLUS SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (EXCLUDING CERTAIN UNUSUAL (CHARGES) BENEFITS)(1)

                                                                     THREE MONTHS ENDED                         YEAR ENDED
                                                         ------------------------------------------     ----------------------------
(In thousands, except per share amounts)                 DECEMBER 31     SEPTEMBER 25   DECEMBER 31     DECEMBER 31      DECEMBER 31
(Unaudited)                                                  2004            2004           2003           2004             2003
                                                         -----------     ------------   -----------     -----------       ----------
Net sales                                                 $ 340,272       $ 415,935       $226,511      $ 1,357,288       $ 925,070
Cost of sales                                               170,538         214,824        120,424          692,158         501,118
                                                          ---------       ---------       --------      -----------       ---------
        Gross profit                                        169,734         201,111        106,087          665,130         423,952
        %                                                      49.9%           48.4%          46.8%            49.0%           45.8%
Operating expenses:
        Selling, general and administrative                  55,439          57,661         38,422          202,728         165,618
        Research and development                             61,453          68,202         54,064          252,083         227,439
                                                          ---------       ---------       --------      -----------       ---------
Total operating expenses                                    116,892         125,863         92,486          454,811         393,057
        %                                                      34.4%           30.3%          40.8%            33.5%           42.5%
Income from operations                                       52,842          75,248         13,601          210,319          30,895
        %                                                      15.5%           18.1%           6.0%            15.5%            3.3%
Other income, net                                             2,433           1,726          2,356            9,804          16,266
                                                          ---------       ---------       --------      -----------       ---------
Income before income taxes                                   55,275          76,974         15,957          220,123          47,161
Provision for income taxes                                   16,030          22,322          5,505           63,835          11,270
                                                          ---------       ---------       --------      -----------       ---------
Net income                                                $  39,245       $  54,652       $ 10,452      $   156,288       $  35,891
                                                          =========       =========       ========      ===========       =========
Net income per share:
     Basic net income per share                           $    0.28       $    0.38       $   0.07      $      1.07       $    0.24
                                                          =========       =========       ========      ===========       =========
     Diluted net income per share                         $    0.28       $    0.38       $   0.07      $      1.06       $    0.23
                                                          =========       =========       ========      ===========       =========
Shares used in basic per share calculation                  139,466         142,333        152,057          145,956         150,680
                                                          =========       =========       ========      ===========       =========
Shares used in diluted per share calculation                140,687         143,574        156,580          147,937         154,324
                                                          =========       =========       ========      ===========       =========

A reconciliation of our net income excluding certain unusual charges and benefits to our net income (loss) under accounting principles generally accepted in the United States of America is presented below:

NET INCOME EXCLUDING UNUSUAL
     (CHARGES) AND BENEFITS                               $  39,245       $  54,652       $ 10,452      $   156,288       $  35,891

UNUSUAL (CHARGES) AND BENEFITS:
     Inventory write-down                                      --              --             --               --           (43,952)
     Reversal of liability in connection with Applied
        Materials settlement (included in SG&A)                --             8,076           --              8,076            --
     Restructuring and other (charges) benefits              (2,407)            923           --             (1,484)        (15,838)
     Acquired in-process research and development              --              --             --             (6,124)           --
     Legal settlement                                          --            (2,900)          --             (5,400)         (2,691)
     Cash receipt from Applied Materials
        settlement (included in Other income, net)             --             8,000           --              8,000            --
     Cumulative effect of a change
        in accounting principle                                --              --             --               --           (62,780)
                                                          ---------       ---------       --------      -----------       ---------
        Total (charges) and benefits                         (2,407)         14,099           --              3,068        (125,261)
     Adjustments on provision for income taxes                  698          (4,089)          --             (2,666)         21,556
                                                          ---------       ---------       --------      -----------       ---------
NET INCOME (LOSS)                                         $  37,536       $  64,662       $ 10,452      $   156,690       $ (67,814)
                                                          =========       =========       ========      ===========       =========

(1) The condensed consolidated statements of operations (excluding certain unusual charges and benefits) are intended to present our operating results, excluding certain unusual charges, benefits and related adjustments on provisions for income taxes. These condensed consolidated statements of operations are not in accordance with or an alternative for accounting principles generally accepted in the United States of America and may be different from similar measures used by other companies.

                       NOVELLUS SYSTEMS, INC.
               CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)                                            DECEMBER 31         DECEMBER 31
                                                             2004                2003
                                                          (Unaudited)              *
                                                          -----------         -----------
                               ASSETS
Current assets:
   Cash and short-term investments                        $  583,021          $1,002,132
   Accounts receivable, net                                  395,522             231,760
   Inventories                                               261,046             199,100
   Deferred taxes and other current assets                   129,735             138,996
                                                          ----------          ----------
     Total current assets                                  1,369,324           1,571,988
Property and equipment, net                                  476,492             506,567
Restricted cash                                              176,708               2,861
Goodwill                                                     278,972             173,267
Intangible and other assets                                  100,336              84,217
                                                          ----------          ----------
TOTAL ASSETS                                              $2,401,832          $2,338,900
                                                          ==========          ==========

            LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued liabilities               $  242,037          $  150,945
   Deferred profit                                            71,216              46,821
   Income taxes payable                                       14,691              10,293
   Current obligations under lines of credit                   3,103              13,023
                                                          ----------          ----------
     Total current liabilities                               331,047             221,082
Long-term debt                                               161,103                --
Other liabilities                                             47,848              45,958
                                                          ----------          ----------
Total liabilities                                            539,998             267,040
                                                          ----------          ----------
Shareholders' equity:
   Common stock                                            1,456,670           1,565,926
   Retained earnings and accumulated other
     comprehensive income                                    405,164             505,934
                                                          ----------          ----------
     Total shareholders' equity                            1,861,834           2,071,860
                                                          ----------          ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $2,401,832          $2,338,900
                                                          ==========          ==========

* The December 31, 2003 condensed consolidated balance sheet was derived from our audited consolidated financial statements.